UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

vTv Therapeutics Inc.

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N/A

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to he held on June 11, 2020, for vTv Therapeutics Inc. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/VTVT. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2020 Annual Meeting and need YOUR participation. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before June 1, 2020. For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/VTVT Proxy Materials Available to View or Receive: Annual Report and Proxy Statement Printed materials may be requested by one of the following methods: INTERNET www.investorelections.com/VTVT TELEPHONE (866) 648-8133 *E-MAIL paper@www.investorelections.com You must use the 12 digit control number located in the shaded gray box below. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. vTv Therapeutics Inc. Notice of Annual Meeting Date: Monday, June 11, 2020 Time: 9:00 A.M. (Eastern Daylight Time) Place: Loews Regency Hotel, 540 Park Avenue, New York NY 10065 * As part of our precautions regarding the Coronavirus (COVID-19) pandemic/outbreak, we are planning for the possibility that the meeting may be held solely by means of remote communication. If we take this step, details on how to participate will be posted to our website and filed with the SEC at least one week prior to the meeting date. Board of Directors Recommends a Vote FOR each of the director nominees listed and FOR proposals 2 and 3. 1. To elect six director nominees to serve until our next annual meeting or until their successors have been elected and qualified. Nominees (01) Jeffrey B. Kindler (04) Paul G. Savas (02) John A. Fry (05) Noel J. Spiegel (03) Hersh Kozlov (06) Howard L. Weiner 2. To approve an amendment to the Company’s 2015 Omnibus Equity Incentive Plan (the “Omnibus Incentive Plan”) to increase the number of authorized shares reserved for issuance under the Omnibus Incentive Plan. 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Vote In-person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the Annual Meeting. If you wish to vote your shares at the Annual Meeting, please register with the Inspector of Elections at the desk marked “Shareholder Registration” at the entrance to receive a ballot. Proper photo ID is required. Ballots should be returned to the Inspector of Elections in order to be counted. Additionally, a shareholder who has submitted a proxy before the meeting, may revoke that proxy in person at the Annual Meeting.